UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 24, 2010

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2010, Robert E. Woods, Esq., was appointed to serve as a member of the Company’s Board of Directors (the “Board”).  Mr. Woods does not currently serve on any committee of the Board.

From January 1, 2008 to October 1, 2009, Mr. Woods served as Senior Vice President, General Counsel and Secretary of the Company pursuant to an employment agreement dated January 1, 2008, as amended and restated on August 19, 2008 (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Woods was entitled to an annual salary of $250,000 and a bonus of up to 70% of such salary.

Effective October 1, 2009, Mr. Woods resigned as Senior Vice President and General Counsel of the Company, and has since served as Acting General Counsel and Corporate Secretary on an outsourcing basis.  Pursuant to the outsourcing arrangement between the Company and Mr. Woods, Mr. Woods received a one-time transitional fee of $50,000, and is entitled to an annual outsourcing fee of $480,000 which covers the costs of two attorneys providing legal services to the Company.  The outsourcing arrangement has a three-year term, and is subject to a termination fee of $100,000 if terminated by the Company prior to the end of such term.

Mr. Woods will not be compensated for his services as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer